First Trust Advisors L.P.

120 East Liberty Drive

Wheaton, Illinois 60187

September 17, 2014

First Trust Portfolios L.P.

120 East Liberty Drive

Suite 400

Wheaton, Illinois 60187

Re:                      FT 5076

Gentlemen:

We have examined the Registration Statement File No. 333-198507 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

FIRST TRUST ADVISORS L.P.

Ronda L. Saeli-Chiappe

Vice President